Exhibit 4.1

No.	ORACLE HEALTHCARE ACQUISITION CORP.	Unit(s)
CUSIP No.	Incorporated under the Laws of the State of Delaware

UNIT(S) CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT                                                                                                                                 IS THE OWNER OF                                                                                                              UNIT(S). Each Unit (“Unit”) consists of one (1) share of common stock, par value $.0001 per share (“Common Stock”), of ORACLE HEALTHCARE ACQUISITION CORP., a Delaware corporation (the “Corporation”), and one (1) warrant (“Warrant”). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $6.00 per share (subject to adjustment). The Common Stock and Warrants comprising the Units represented by this certificate shall commence separate trading as promptly as practicable following the consummation of the Corporation's initial public offering, but in no event later than 65 days following the consummation of the Corporation's initial public offering. The terms of the Warrants are governed by a Warrant Agreement, dated as of              , 2005 (the “Warrant Agreement”), between the Corporation and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, NY 10004, and are available to any Warrant holder on written request and without cost. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Corporation.

WITNESS the seal of the Corporation and the facsimile signature of its duly authorized officers.

Dated:	, 2005

ORACLE HEALTHCARE ACQUISITION
CORP.
Secretary	CORPORATE SEAL	President
2005
DELAWARE

Transfer Agent

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenants in common	Unif Gift Min Act —		Custodian
TEN ENT	tenants by the entireties		(Cust)		(Minor)
JT TEN	as joint tenants with right of survivorship		Under Uniform Gifts to Minors
	and not as tenants in common		Act:
(State)

Additional abbreviations may also be used though not in the above list.

ORACLE HEALTHCARE ACQUISITION CORP.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, option or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the Units represented hereby are issued and shall be held subject to the terms and conditions applicable to the securities underlying and comprising the Units.

For Value Received,                 hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within Certificate, and do hereby irrevocably constitute and appoint                       Attorney, to transfer the said Units on the books of the within named Corporation with full power of substitution in the premises.

Dated	By:
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
Signature(s) Guaranteed:

By:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).